As filed with the Securities and Exchange Commission on December 29, 2025

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

HYCROFT MINING HOLDING CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	82-2657796
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

4300 Water Canyon Road, Unit 1

Winnemucca, Nevada 89445

(775) 304-0260

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Diane R. Garrett
President and Chief Executive Officer
Hycroft Mining Holding Corporation
4300 Water Canyon Road, Unit 1

Winnemucca, Nevada 89445

(775) 304-0260

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Anthony, Linder & Cacomanolis, PLLC

1700 Palm Beach Lakes Blvd., Suite 820

West Palm Beach, FL 33401

(561) 514-0936

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated December 29, 2025

PROSPECTUS

$500,000,000

HYCROFT MINING HOLDING CORPORATION

Class A Common Stock, Preferred Stock, Warrants, Rights, Debt Securities,

Stock Purchase Contracts, Stock Purchase Units, Depositary Shares and Units

We may offer and sell, from time to time in one or more offerings of the following securities:

●	shares of Class A common stock, par value $0.0001 per share;

●	shares of preferred stock, par value $0.0001 per share;

●	warrants to purchase shares of our Class A common stock, preferred stock, debt securities and/or other securities;

●	rights to purchase shares of our Class A common stock, preferred stock, warrants, debt securities and/or depositary shares;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	stock purchase contracts;

●	stock purchase units;

●	depositary shares;

●	units consisting of a combination of the foregoing securities; or

●	any combination of these securities.

We may offer and sell up to $500,000,000 in the aggregate of the securities identified above from time to time in one or more offerings. This prospectus provides a general description of the securities that we may offer. However, this prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities. Each time that we offer securities under this prospectus, we will provide the specific terms of the securities offered, including the public offering price, in a related prospectus supplement. Such prospectus supplement may add to, update or change information contained in this prospectus. To the extent there is a conflict between the information contained in this prospectus and the information contained in any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and any applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated By Reference” before making your investment decision.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus for additional information on methods of sale. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in that prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the prospectus supplement.

Our Class A common stock, par value $0.0001 per share, are listed on The Nasdaq Capital Market under the symbol “HYMC.” On December 26, 2025, the last reported sales price of our Class A common stock listed under the symbol HYMC was $25.01 per share. Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.

As of December 26, 2025, the aggregate market value of our outstanding common equity held by non-affiliates, or public float, was $1,292,596,031.68 based on 83,025,384 shares of Class A common stock outstanding, of which 51,683,168 shares are held by non-affiliates, and a per share price of $25.01 based on the price at which our Class A common stock was last sold on The Nasdaq Capital Market on December 26, 2025.  Therefore, as of December 26, 2025, the aggregate market value of our common equity held by non-affiliates was more than $75,000,000, as calculated in accordance with General Instruction I.B.1 of Form S-3.

An investment in our securities involves a high degree of risk. See the sections entitled “Risk Factors” included in our most recent Annual Report on Form 10-K and in any subsequent Quarterly Report on Form 10-Q, which are incorporated by reference into this prospectus, as well as in any prospectus supplement related to a specific offering we make pursuant to this prospectus. You should carefully read this entire prospectus together with any related prospectus supplement and the information incorporated by reference into both before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

The date of this prospectus is _____________, 2025

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $500,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement that describes the specific amounts, prices and terms of the securities we offer. The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully both this prospectus and any prospectus supplement together with additional information described below under “Where You Can Find More Information” and “Information Incorporated by Reference.”

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC or directly from us as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.” In this prospectus, unless otherwise indicated, “Hycroft,” “HYMC,” “the Company,” “our Company,” “we,” “us,” or “our” refer to Hycroft Mining Holding Corporation, a Delaware corporation, and its consolidated subsidiaries.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus and in the documents incorporated by reference in this prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any statements contained herein, other than statements of historical fact, including statements regarding the progress and timing of our product development programs; our future opportunities; our business strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements. Examples of such statements are those that include words such as “may,” “assume(s),” “forecast(s),” “position(s),” “predict(s),” “strategy,” “will,” “expect(s),” “estimate(s),” “anticipate(s),” “believe(s),” “project(s),” “intend(s),” “plan(s),” “budget(s),” “potential,” “continue” and variations thereof. However, the words cited as examples in the preceding sentence are not intended to be exhaustive, and any statements contained in this prospectus regarding matters that are not historical facts may also constitute forward-looking statements.

Because these statements implicate risks and uncertainties, as well as certain assumptions, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those risks identified under “Risk Factors” in our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q and, from time to time in our other filings with the SEC. Important factors, risks and uncertainties that could cause actual results to differ materially from those forward-looking statements include but are not limited to:

●	Risks related to changes in our operations at the Hycroft Mine, including:

○	Risks associated with cessation of mining operations at the Hycroft Mine;
○	Uncertainties concerning estimates of mineral resources;
○	Risks relating to a lack of a completed technical report demonstrating that the project is economically viable; and
○	Risks related to our ability to finance and establish commercially feasible mining operations.

●	Industry-related risks, including:

○	Fluctuations in the prices of gold and silver;
○	Intense competition within the mining industry for mineral properties, employees, contractors and consultants;
○	The commercial success of, and risks relating to, our exploration and development activities;
○	Uncertainties and risks related to reliance on contractors and consultants;
○	Availability and cost of equipment, supplies, energy, or commodities;
○	The inherently hazardous nature of mining activities, including safety and environmental risks;
○	Potential effects of U.S. federal and state governmental regulations, including environmental regulation and permitting requirements;
○	Uncertainties relating to obtaining, retaining or renewing approvals and permits from governmental regulatory authorities;
○	Cost of compliance with current and future government regulations, including environmental regulations;
○	Potential challenges to title in our mineral properties;
○	Inadequate insurance to cover all risks associated with our business, or cover the replacement costs of our assets or may not be available for some risks;
○	Risks associated with potential federal, state and local legislation that could significantly increase the cost of mine development on our unpatented mining claims;
○	Risks associated with possible regulations and legislation involving climate change could result in increased costs, which could have a material adverse effect on our business; and
○	Changes to the climate and regulations regarding climate change.

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●	Business-related risks, including:

○	Risks related to our ability to raise capital on favorable terms or at all;
○	The loss of key personnel or our failure to attract and retain personnel;
○	Risks related to our substantial indebtedness, including operating and financial restrictions under existing indebtedness, cross-acceleration and our ability to generate sufficient cash to service our indebtedness;
○	The costs related to our land reclamation requirements;
○	Future litigation or similar legal proceedings could have a material adverse effect on our business and results of operations;
○	Risks related to information and operational technology systems, new technologies and security breaches; and
○	Risks that principal stockholders will be able to exert significant influence over matters submitted to stockholders for approval.

●	Risks related to our Class A common stock, including:

○	Volatility in the price of our Class A common stock;
○	Risks relating to a potential dilution as a result of future equity offerings;
○	Risks relating to a short “squeeze” resulting in sudden increases in demand for our Class A common stock;
○	Risks relating to information published by third parties about us that may not be reliable or accurate;
○	Risks associated with interest rate changes;
○	Volatility in the price of our Class A common stock could subject us to securities litigation;
○	Risks associated with our current plan not to pay dividends;
○	Risks associated with future offerings of senior debt or equity securities;
○	Risks related to a failure to comply with the Nasdaq listing requirements and a potential delisting by Nasdaq;
○	Anti-takeover provisions could make a third-party acquisition of us difficult; and
○	Risks related to limited access to our financial information due to the fact that we elected to take advantage of the disclosure requirement exemptions granted to smaller reporting companies.

The information in this prospectus or any prospectus supplement speaks only as of the date of that document and the information incorporated herein by reference speaks only as of the date of the document incorporated by reference. Except as required by law, we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise. Forward-looking statements include our plans and objectives for future operations, including plans and objectives relating to our products and services and our future economic performance. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions as well as future business decisions, including any acquisitions, mergers, dispositions, joint ventures, investments and any other business development transactions we may enter into in the future. The amounts of time and money required to successfully complete development and commercialization of our products and services, as well as any evolution of or shift in our business plans, or to execute any future strategic options, are difficult or impossible to predict accurately and may involve factors that are beyond our control. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of those assumptions could prove inaccurate, and therefore, we cannot assure you that the results contemplated in any of the forward-looking statements contained herein will be realized.

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Based on the significant uncertainties inherent in the forward-looking statements described herein, the inclusion of any such statement should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. Accordingly, you should not place undue reliance on these forward-looking statements.

CAUTIONARY NOTE TO U.S. INVESTORS REGARDING MINERAL RESOURCES

The mineral resource estimates included herein or incorporated by reference herein, including in the Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada in March 2023 (“2023 Hycroft TRS”), have been prepared in accordance with the requirements of the Modernization Rules as set forth in subpart 1300 of Regulation S-K. The terms “Mineral Resource,” “Measured Mineral Resource,” “Indicated Mineral Resource” and “Inferred Mineral Resource” are defined and used in accordance with the Modernization Rules. You are specifically cautioned not to assume that any part or all of the mineral deposits (including mineral resources) in these categories will ever be converted into mineral reserves, as defined by the SEC. You are further cautioned that, except for any portion of mineral resources, as applicable, classified as mineral reserves, mineral resources do not have demonstrated economic value. Inferred mineral resources have a high degree of uncertainty as to their existence as to whether they can be economically or legally mined. Under the Modernization Rules, estimates of inferred mineral resources may not form the basis of an economic analysis. It cannot be assumed that all or any part of an Inferred Mineral Resource will ever be upgraded to a higher category. A significant amount of exploration must be completed in order to determine whether an Inferred Mineral Resource may be upgraded to a higher category. Therefore, you are cautioned not to assume that all or any part of an Inferred Mineral Resource exists, that it can be economically or legally mined, or that it will ever be upgraded to a higher category. Likewise, you are cautioned not to assume that all or any part of measured or Indicated Mineral Resources will ever be upgraded to mineral reserves.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our Company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors,” and the documents incorporated by reference into this prospectus before making an investment decision.

THE OFFERING

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	Class A common stock;

●	preferred stock;

●	warrants to purchase any of the securities listed above;

●	rights to purchase any of the securities listed above; and/or

●	debt securities, in one or more series;

●	stock purchase contracts;

●	stock purchase units;

●	depositary shares; and

●	units consisting of one or more of the foregoing.

in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

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THE COMPANY

Business Overview

Hycroft Mining Holding Corporation (“Hycroft,” “we,” “us,” “our” or the “Company”) is a U.S. based gold and silver exploration and development company that owns the Hycroft Mine in the prolific mining region of Northern Nevada.

Our property, the Hycroft Mine, historically operated as an open-pit oxide mining and heap leach processing operation. It is located approximately 54 miles northwest of Winnemucca, Nevada. Mining operations at the Hycroft Mine were restarted in 2019 on a pre-commercial scale and discontinued in November 2021 as a result of the then-current and expected ongoing cost pressures for many of the reagents and consumables used at the Hycroft Mine and to further determine the most effective processing method for the sulfide ore. Processing of gold and silver ore previously placed on leach pads was completed as of December 31, 2022. In March 2023, we, along with our third-party consultants, completed and filed the 2023 Hycroft TRS, prepared in accordance with the SEC’s Modernization of Property Disclosures for Mining Registrants as set forth in subpart 1300 of Regulation S-K (“Modernization Rules”). The 2023 Hycroft TRS provides an initial assessment of the mineral resource estimate utilizing a milling and pressure oxidation (“POX”) process for sulfide and transition mineralization and a heap leaching process for oxide mineralization and some transition mineralization. The 2023 Hycroft TRS included: (i) additional exploration drilling results from 2021 and 2022; (ii) additional assay information associated with historical drilling that was previously missing; (iii) other updates after additional review of historical assay certificates; and (iv) other adjustments. The 2023 Hycroft TRS superseded and replaced the Initial Assessment Technical Report Summary for the Hycroft Mine, prepared in accordance with the requirements of the Modernization Rules, with an effective date of February 18, 2022 (“2022 Hycroft TRS”), and the 2022 Hycroft TRS should no longer be relied upon. Our ongoing disclosures and many of management’s estimates and judgments as of and for the periods ended December 31, 2024 and 2023, are based on the 2023 Hycroft TRS. We will continue to build on the work to date, incorporate exploration data as it becomes available, and investigate opportunities identified through progressing the technical and data analyses leading up to the 2023 Hycroft TRS and subsequent studies and analyses.

We do not expect to generate revenues from gold and silver sales until after further developing the Hycroft Mine and recommencing mining and processing operations. To achieve this, we will require additional funding. As of December 26, 2025, the Hycroft Mine had measured and indicated mineral resources of 10.6 million ounces of gold and 360.7 million ounces of silver and inferred mineral resources of 3.4 million ounces of gold and 96.1 million ounces of silver, which are contained in oxide, transitional, and sulfide ores.

2026 Outlook

Our current plan is to operate safely and environmentally responsibly while advancing exploration, targeting high-grade opportunities, and completing technical studies and data analyses. Key 2026 objectives include assessing the potential for a high-grade underground mining scenario, assessing the potential for recovering gold and silver through rehandling and leaching ore in a historic leach pad and potentially mining leachable oxide and transition ore, executing a follow-up exploration program to expand high-grade silver mineralization, finalizing engineering and trade-off studies, and reviewing district exploration targets to unlock broader mineral resource potential.

The next exploration program (the “2025-2026 Exploration Drill Program”) will focus on expanding the high-grade silver systems and commenced in early August 2025. The 2025-2026 Exploration Drill Program contemplates core drilling approximately 14,500 meters. The 2025-2026 Exploration Drill Program includes drilling and assays, geophysics, geochemistry, and other step out exploration in newly identified target areas east of Brimstone, including the Manganese target.

The 2025-2026 Exploration Drill Program aims to extend these systems along dip and along strike as both systems remain open in all directions and at depth. The Company will be updating its mineral resource estimate to include the drilling completed in 2023 and 2024, which primarily consists of the two new high-grade silver discoveries at both Brimstone and Vortex. This resource estimate will be completed early in the first quarter of 2026 and will incorporate a section to include the tons and grade of the high-grade silver systems at Brimstone and Vortex. The updated resource estimate will feed into the final mine planning for the technical report with economics which is expected to be available late in the first quarter of 2026, following the resource estimate.

Considering increased gold and silver prices, the Company is also evaluating the potential to re-start a heap leaching operation within the currently permitted plan of operation. The Company’s current resource includes heap leach material and at current gold and silver prices, the Company could potentially convert material that is considered waste to economic heap leach material. Additionally, the historic Crofoot leach pad is believed to contain significant residual gold and silver values. The Company is conducting a technical and economic analysis to evaluate the feasibility of rehandling and leaching that material.

Trade-off studies and alternative analyses will continue in 2026, evaluating grinding methods, flotation cell configurations, and sulfide conversion processes such as pressure oxidation and roasting to optimize recoveries and explore additional by-product revenue streams. These efforts will support the development of optimal process flow sheets, with an updated technical report. The Company remains committed to maintaining and developing the Hycroft Mine and strengthening its balance sheet to support these initiatives.

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Recent Developments

Common Stock Offering

On October 9, 2025, we entered into an Underwriting Agreement (the “Underwriting Agreement”) with BMO Capital Markets acting as the lead book-running manager, Paradigm Capital Inc., acting as book-running manager, and Cormark Securities Inc. acting as co-manager (the “Underwriters”), in connection with its public offering (the “Offering”) of 23,076,924 shares (the “Shares”) of common stock of the Company at a price of $6.50 per Share. In addition, the Company granted the Underwriters a 30-day option to purchase up to an additional 3,295,076 Shares at the Underwriters’ discretion.

The Offering was made pursuant to a Registration Statement (No. 333-279292) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on May 10, 2024, and declared effective on May 31, 2024, and the prospectus supplement filed on October 10, 2025. SCP Resource Finance LP acted as a capital markets advisor to us.

On October 9, 2025, the Underwriters exercised their over-allotment option to purchase 3,295,076 Shares. The Offering closed on October 14, 2025, and we received net proceeds of $164,996,952.00, after deducting underwriting discounts and estimated expenses payable by us in connection with the Offering. We intend to use the net proceeds to expand and accelerate its exploration and drilling programs, supporting its strategy to unlock additional near-mine and district-scale potential at the Hycroft Mine, and for general corporate and working capital needs, including the anticipated repayment or repurchase and elimination of our then existing debt obligations, which were expected to be retired at a discount.

Note Purchase Agreement

On October 15, 2025, we entered into Note Purchase and Sale Agreements (each, an “Agreement”) with each of the 17 current holders (each, a “Holder”) of our 10% Senior Secured Notes due 2027 (the “Purchased Notes”), including, but not limited to, certain funds affiliated with or managed by, Mudrick Capital Management, L.P., Whitebox Advisors, LLC, Highbridge Capital Management, LLC, and Aristeia Capital, LLC. Except for the outstanding principal balance and cash consideration amounts, all of the Agreements have substantially identical terms.

Pursuant to the Agreements, we agreed to repurchase the Purchased Notes from each Holder at a 9% discount to the outstanding principal balance and accrued interest. The Purchased Notes represented an aggregate outstanding principal balance of $120,817,011 plus accrued interest, and the aggregate cash consideration paid to the Holders was $110,386,797.

Upon the closing of the transactions contemplated by the Agreement (the “Closing”) and delivery of the consideration thereunder, all “Obligations” (as defined in the Agreement), including principal, accrued interest (including any paid-in-kind interest), fees and other amounts owing under the Purchased Notes, were fully satisfied and discharged, and the Purchased Notes were canceled in accordance with the Agreement. The Closing and payoff occurred on October 15, 2025.

Payout Letter

On October 15, 2025, we and our guarantor subsidiaries entered into a payout letter (the “Payout Letter”) with Sprott Private Resource Lending II (Collector), LP, as lender and Sprott Resource Lending Corp., as arranger, providing for repayment in full of all obligations under the Company’s Second Amended and Restated Credit Agreement, dated as of March 30, 2022 (as amended, the “Credit Agreement”).

Under the Payout Letter, the total payoff amount as of 2:00 p.m. (Toronto time) on October 15, 2025 (the “Payout Date”) was $15,096,700.19, consisting of $15,000,000 in principal, $63,987.50 in accrued interest and fees, and $32,712.69 in lender costs and expenses, with a per diem of $4,265.83 thereafter until paid in full. Upon the lender’s receipt of the full payoff amount and the executed Payout Letter, all obligations (other than certain continuing obligations) under the Credit Agreement were satisfied and discharged, the Credit Agreement was terminated, and all related liens and security interests were released. It does not affect the Sprott Royalty or related recorded instruments, which remain in full force and effect. We paid the full payoff amount on October 15, 2025.

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Warrant Exercises

Since September 30, 2025, 1,830,975 warrants issued as part of the June 12, 2025, Offering were exercised at the warrant exercise price of $4.20 per warrant for net proceeds of $7.7 million. There were 4,823,900 warrants from the June 12, 2025, Offering unexercised and outstanding on June 26, 2025.

On December 3, 2025, 116,809 warrants issued as part of the September 2, 2025, Private Placement (“Private Placement”) were exercised at the warrant exercise price of $6.00 per warrant for net proceeds of $0.7 million.

After satisfying the conditions for a Required Exercise under the Private Placement Warrant Agreement, Hycroft issued the Notice of Required Exercise of Common Stock Purchase Warrant to the remaining Private Placement warrant holders on December 14, 2025. The Notice requires the exercise of 6,891,719 warrants at the exercise price of $6.00 per warrant for net proceeds of $41.3 million. Since the Notice of Required Exercise and through December 26, 2025, 111,809, Private Placement Warrants were exercised for net proceeds of $0.7 million and the balance of the Private Placement Warrants to be exercised and the associated funding are required to occur on or before January 14, 2026.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We will cease to qualify as a smaller reporting company if we have (1) a public float in excess of $250 million and annual revenues in excess of $100 million during our last fiscal year, or (2) a public float in excess of $700 million, in each case determined on an annual basis as of the last business day of our second quarter. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies.

Corporate Information

Hycroft Mining Holding Corporation (formerly known as Mudrick Capital Acquisition Corporation) was incorporated under the laws of the state of Delaware on August 28, 2017. The address of our principal executive offices is 4300 Water Canyon Road, Unit 1, Winnemucca, Nevada 89445, and our telephone number is (775) 304-0260. Our mailing address is P.O. Box 3030, Winnemucca, Nevada 89446. Our website address is www.hycroftmining.com. Information contained on our website is not part of this prospectus and no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. We have included our website in this prospectus solely as an inactive textual reference.

RISK FACTORS

Our business is influenced by many factors that are difficult to predict and that involve uncertainties that may materially affect operating results, cash flows, and financial condition. Before making an investment decision, you should carefully consider these risks, including those set forth in the “Risk Factors” section of our most recent Annual Report on Form 10-K filed with the SEC, as revised or supplemented by our Quarterly Reports on Form 10-Q filed with the SEC since the filing of our most recent Annual Report on Form 10-K, all of which are incorporated by reference into this prospectus. You should also carefully consider any other information we include or incorporate by reference in this prospectus or include in any applicable prospectus supplement. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

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USE OF PROCEEDS

Except as otherwise stated in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include exploration, working capital or capital expenditures, acquisitions and other investments. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

DESCRIPTION OF SECURITIES

The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of Class A common stock;

●	shares of preferred stock;

●	warrants to purchase shares of our Class A common stock, preferred stock, debt securities and/or other securities;

●	rights to purchase shares of our Class A common stock, preferred stock, warrants, debt securities and/or depositary shares;

●	debt securities consisting of senior notes, subordinated notes or debentures;

●	stock purchase contracts;

●	stock purchase units;

●	depositary shares; or

●	units consisting of a combination of the foregoing securities.

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DESCRIPTION OF CAPITAL STOCK

The following descriptions of common and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarize the material terms and provisions of the Class A common stock and preferred stock that we may offer under this prospectus but are not intended to be complete. For the full terms of our common and preferred stock, please refer to our Second Amended and Restated Certificate of Incorporation, as amended from time to time, and our Amended and Restated Bylaws, as amended from time to time. The Delaware General Corporation Law (“DGCL”) may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common or preferred stock we offer under that prospectus supplement may differ from the terms of our outstanding capital stock that we describe below.

Authorized Capital Stock

As of December 26, 2025, our authorized capital stock consists of 1,410,000,000 shares of capital stock with a par value of $0.0001 per share, consisting of 1,400,000,000 shares of Class A common stock, par value of $0.0001 per share, and 10,000,000 shares of preferred stock, par value of $0.0001 per share, which may, at the sole discretion of the Board of Directors be issued in one or more series. As of December 26, 2025, there were 83,025,384 shares of Class A common stock issued and outstanding, held by 260 holders of record. No shares of preferred stock were issued or outstanding as of December 26, 2025. The authorized and unissued shares of both Class A common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of either our Class A common stock or preferred stock.

The Board may from time to time authorize by resolution the issuance of any or all shares of the preferred stock authorized in accordance with the terms and conditions set forth in the Second Amended and Restated Certificate of Incorporation for such purposes, in such amounts, to such persons, corporations, or entities, for such consideration and in one or more series, all as the Board in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law.

Class A Common Stock

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the Second Amended and Restated Certificate of Incorporation, the holders of our Class A common stock possess all voting power for the election of directors and all other matters requiring stockholder action and are entitled to one vote per share on matters to be voted on by stockholders. The holders of Class A common stock will at all times vote together as one class on all matters submitted to a vote of the Company’s Class A common stockholders under the Second Amended and Restated Certificate of Incorporation. Holders of Class A common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Class A common stock voting for the election of directors can elect all of the directors. Holders of our Class A common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. Our Class A common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our Class A common stock.

Dividends

Subject to the rights, if any, of holders of any outstanding shares of preferred stock, the Second Amended and Restated Certificate of Incorporation provides that holders of Class A common stock are entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the Board in its discretion out of legally available funds and shall share equally on a per share basis in such dividends and distributions.

Liquidation Preference

The Second Amended and Restated Certificate of Incorporation provides that in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Class A common stock will be entitled to receive all of the remaining assets of the Company available for distribution to stockholders, ratably in proportion to the number of shares of Class A common stock held by them, after the rights of creditors and the holders of the preferred stock have been satisfied.

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Preferred Stock

The total number of authorized shares of preferred stock is ten million (10,000,000) shares with a par value of $0.0001 per share. Preferred stock may be issued from time to time in one or more series. The Board is hereby expressly authorized to provide for the issuance of shares of the preferred stock in one or more series and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Anti-Takeover Effects of Certain Provisions of Our Second Amended and Restated Certificate of Incorporation, as Amended, and Our Amended and Restated Bylaws, as Amended

Provisions of our certificate of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Removal of Directors. The Second Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws provide that, subject to the rights of the holders of any series of the Company preferred stock, directors may be removed only by the affirmative vote of the holders of a majority of the voting power of all shares then entitled to vote at an election of directors.

Vacancies on the Board of Directors. Subject to the rights of the holders of any series of the Company preferred stock, any vacancy on the Company’s Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the affirmative vote of a majority of the Company’s directors then in office, even if less than a quorum, or by a sole remaining director, and shall not be filled by a vote of the stockholders.

Preferred Stock. Our Second Amended and Restated Certificate of Incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our Board of Directors in their sole discretion. Our Board of Directors may, without stockholder approval, issue series of preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our Class A common stock.

Amendment of Certificate of Incorporation or Bylaws. As required by the DGCL, any amendment of the Second Amended and Restated Certificate of Incorporation must first be approved by a majority of the directors then in office and, if required by law or the Second Amended and Restated Certificate of Incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment, and a majority of the outstanding shares of each class entitled to vote on the amendment as a class.

The Company’s Amended and Restated Bylaws may be amended, altered or repealed by the affirmative vote of a majority of the Company directors then in office, and may also be amended, altered or repealed by the affirmative vote of a majority of the outstanding shares entitled to vote generally in the election of directors.

Limitation of Liability. The Second Amended and Restated Certificate of Incorporation provides for the limitation of liability of, and providing indemnification to, our directors and officers.

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Special Stockholders Meeting. The certificate of incorporation provides that a special meeting of stockholders may be called only by the Chairperson of the Board, Chief Executive Officer of the Company, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders to call a special meeting is specifically denied.

Business Combinations. Although the Second Amended and Restated Certificate of Incorporation provides that the Company will not be governed by Section 203 of the DGCL, the Second Amended and Restated Certificate of Incorporation includes a provision that is substantially similar to Section 203 of the DGCL, but excludes the investment funds affiliated with sponsor and their respective successors and affiliates and the investment funds affiliated with or managed by certain stockholders of the Company and their respective successors and affiliates, reflecting current and former significant stakeholders in such stockholders and the Company, from the definition of “interested stockholder.”

Nominations of Directors. The Amended and Restated Bylaws provide for advance notice procedures that stockholders must comply with in order to nominate candidates to our Board of Directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our Company.

Transfer Agent

The transfer agent and registrar for our Class A common stock is Continental Stock Transfer & Trust Company.

Exchange Listing

Our Class A common stock is listed on The Nasdaq Capital Market under the symbol “HYMC.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. As of the date of this prospectus, we have no outstanding registered debt securities.

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. If not required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities may be issued without an indenture. Otherwise, if required to be issued under an indenture pursuant to the Trust Indenture Act of 1939, as amended, the debt securities will be issued under one or more separate indentures the forms of which are filed as exhibits to the registration statement of which this prospectus forms a part. More specifically, we will issue senior debt under a senior indenture, which we will enter into with the trustee to be named in the senior indenture, and we will issue subordinated debt under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We use the term “indentures” to refer to both the senior indenture and the subordinated indenture.

The indentures will be qualified under the Trust Indenture Act of 1939. References to the Trust Indenture Act of 1939 include all amendments thereto. We use the term “debenture trustee” to refer to either the senior trustee or the subordinated trustee, as applicable.

The following summaries of material provisions of the senior debt, the subordinated debt and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities, and all supplements thereto. We urge you to read the applicable prospectus supplement(s) related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

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General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

In addition, the particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth, among other things:

●	the title;

●	the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

●	the maturity date;

●	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

●	the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	the terms of the subordination of any series of subordinated debt, if applicable;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●	the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to, among other things;

●	incur additional indebtedness;

●	issue additional securities;

●	create liens;

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●	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

●	redeem capital stock;

●	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

●	make investments or other restricted payments, sell or otherwise dispose of assets;

●	enter into sale-leaseback transactions;

●	engage in transactions with stockholders and affiliates, issue or sell stock of our subsidiaries; or

●	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the procedures for any auction and remarketing, if any; the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; if other than dollars, the currency in which the series of debt securities will be denominated; and

●	and any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for Class A common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

The indentures in the forms filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquirer of such assets must assume all of our obligations under the indentures and the debt securities.

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If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default under the Indenture

The following are events of default under the indentures in the forms initially filed as exhibits to the registration statement with respect to any series of debt securities that we may issue:

●	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

●	if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

●	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

●	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

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●	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

●	the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture;

●	to comply with the provisions described above under “-Consolidation, Merger or Sale”;

●	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

●	to evidence and provide for the acceptance of appointment by a successor trustee;

●	to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

●	to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

●	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “-General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

●	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

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●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except that the following obligations, among others, survive until the maturity date or the redemption date:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust; and

●	appoint any successor trustee.

and the following obligations survive the maturity date or the redemption date:

●	recover excess money held by the debenture trustee; and

●	compensate and indemnify the debenture trustee.

As more fully set forth in the indentures, in order to exercise our rights to be discharged, we must either deliver for cancellation all securities of a series to the debenture trustee or must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in a board resolution the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

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If we elect to redeem the debt securities of any series, we will not be required to:

●	issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; and

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will name in the applicable board resolution any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the Registration Statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions.

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General

We may issue warrants for the purchase of Class A common stock, preferred stock, debt securities and/or other securities in one or more series. We may issue warrants independently or together with Class A common stock and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

●	in the case of warrants to purchase Class A common stock, the number or amount of shares of Class A common stock, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants; anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

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●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase Class A common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

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Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

DESCRIPTION OF DEPOSITARY SHARES

General

We may offer fractional shares of preferred stock, rather than full shares of preferred stock. If we decide to offer fractional shares of preferred stock, we will issue receipts for depositary shares. Each depositary share will represent a fraction of a share of a particular series of preferred stock. An accompanying prospectus supplement will indicate that fraction. The shares of preferred stock represented by depositary shares will be deposited under a deposit agreement between us and a depositary that is a bank or trust company that meets certain requirements and is selected by us. Each owner of a depositary share will be entitled to all of the rights and preferences of the preferred stock represented by the depositary share. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of preferred stock in accordance with the terms of the offering.

We have summarized selected provisions of the deposit agreement and the depositary receipts. The form of the depositary agreement and the depositary receipts relating to any particular issue of depositary shares will be filed with the SEC each time we issue depositary shares, and you should read those documents for provisions that may be important to you.

Dividends and Other Distributions

If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the depositary will distribute such dividends to the record holders of such depositary shares. If the distributions are in property other than cash, the depositary will distribute the property to the record holders of the depositary shares. If, however, the depositary determines that it is not feasible to make the distribution of property, the depositary may, with our approval, sell such property and distribute the net proceeds from such sale to the holders of the preferred stock.

Redemption of Depositary Shares

If we redeem a series of preferred stock represented by depositary shares, the depositary will redeem the depositary shares from the proceeds received by the depositary in connection with the redemption. The redemption price per depositary share will equal the applicable fraction of the redemption price per share of the preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as the depositary may determine.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock represented by depositary shares are entitled to vote, the depositary will mail the notice to the record holders of the depositary shares relating to such preferred stock. Each record holder of these depositary shares on the record date, which will be the same date as the record date for the preferred stock, may instruct the depositary as to how to vote the preferred stock represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred stock represented by such depositary shares in accordance with such instructions, and we will take all action that the depositary deems necessary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock.

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Amendment and Termination of the Depositary Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. Any amendment that materially and adversely alters the rights of the holders of depositary shares will not, however, be effective unless such amendment has been approved by the holders of at least a majority of the depositary shares then outstanding. The deposit agreement may be terminated by the depositary or us only if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred stock in connection with any liquidation, dissolution or winding up of our Company and such distribution has been distributed to the holders of depositary receipts.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges, including a fee for the withdrawal of shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the deposit agreement to be for their accounts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary, subject to the terms of the deposit agreement, the owner of the depositary shares may demand delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing the excess number of depositary shares. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Miscellaneous

The depositary will forward to holders of depositary receipts all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock.

Neither we nor the depositary will be liable if we are prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. The obligations of the depositary and us under the deposit agreement will be limited to performance in good faith of our duties thereunder, and we will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We may rely upon written advice of counsel or accountants, or upon information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering notice to us of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and meeting certain combined capital surplus requirements.

DESCRIPTION OF RIGHTS

We may issue rights to purchase debt securities, preferred stock, Class A common stock, warrants or depositary shares. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the rights in such offering. The applicable prospectus supplement may add, update or change the terms and conditions of the rights as described in this prospectus.

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The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

●	the price, if any, per right;

●	the exercise price payable for debt securities, preferred stock, Class A common stock, warrants, or depositary shares upon the exercise of the rights;

●	the number of rights issued or to be issued to each shareholder;

●	the number and terms of debt securities, preferred stock, Class A common stock, warrants, or depositary shares which may be purchased per right;

●	the extent to which the rights are transferable;

●	any other terms of the rights, including the terms, procedures and limitations relating to the exchange and exercise of the rights;

●	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the applicable securities purchased upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements with one or more underwriters or other purchasers, pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of shares of Class A common stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, preferred securities, warrants, other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to herein as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

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The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

●	if applicable, a discussion of material U.S. federal income tax considerations; and

●	any other information we think is important about the stock purchase contracts or the stock purchase units.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination, including, without limitation, the stock purchase units described above. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe, among other things:

●	the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions related to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	if applicable, a discussion of any special U.S. federal income tax considerations; and

●	any material provisions of the governing unit agreement that differ from those described above.

FORMS OF SECURITIES

Each debt security, warrant, right, depositary share, stock purchase contract, stock purchase unit, and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

We may issue the debt securities of a particular series, warrants, rights, depositary shares, stock purchase contracts, stock purchase units, and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.

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If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, rights agreement, deposit agreement, stock purchase contract, stock purchase unit agreement, or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, rights, depositary shares, stock purchase contracts, stock purchase units, or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us, or any trustee, warrant agent, unit agent or other agent of ours, or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

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PLAN OF DISTRIBUTION

We may sell the securities being offered pursuant to this prospectus to or through underwriters, through dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

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We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the Class A common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any Class A common stock sold pursuant to a prospectus supplement will be eligible for trading on The Nasdaq Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

LEGAL OPINIONS

The validity of the issuance of the securities offered hereby will be passed upon for us by Anthony, Linder & Cacomanolis, PLLC, West Palm Beach, Florida. As appropriate, legal counsel representing the underwriters, dealers or agents will be names in the accompanying prospectus supplement and may opine to certain legal matters.

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EXPERTS

The consolidated financial statements of Hycroft Mining Holding Corporation (the “Company”) incorporated by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2024 have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Employees of Ausenco Engineering USA South Inc., Independent Mining Consultants, Inc. and WestLand Engineering & Environmental Services, Inc. have prepared the 2023 Hycroft TRS. Each of the individuals who prepared the 2023 Hycroft TRS is a qualified person as defined in subpart 1300 of Regulation S-K. None of the qualified persons, or the employers of any of the qualified persons, is an affiliate of the Company.

LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Second Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by DGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC also maintains a website that contains reports, proxy and information statements and other information that we file electronically with the SEC, including us. The SEC’s website can be found at http://www.sec.gov. In addition, we make available on or through our website copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our website can be found at www.hycroftmining.com. The content contained in, or that can be accessed through, our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” in this prospectus certain information we have filed and will file with the SEC, which means that we may disclose important information in this prospectus by referring you to the document that contains the information. The information incorporated by reference is considered to be an integral part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 5, 2025;

●	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025, and September 30, 2025 filed with the SEC on May 13, 2025, July 31, 2025, and October 28, 2025;

●	our Current Reports on Form 8-K filed with the SEC on January 7, 2025, March 4, 2025, June 9, 2025, June 13, 2025, July 15, 2025, September 3, 2025, October 14, 2025, October 16, 2025, and November 24, 2025;

●	the description of our Class A common stock which is included as Exhibit 4.9 in our Form 10-K filed with the SEC on March 5, 2025, including any amendment or report filed for the purpose of updating that description; and

●	all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we stop offering the securities covered by this prospectus and any accompanying prospectus supplement.

Notwithstanding the foregoing, information and documents that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this prospectus and does not constitute a part hereof.

You may access these filings on our website at www.hycroftmining.com. The information on our website is not incorporated by reference and is not considered part of this prospectus. Also, upon written or oral request, at no cost we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Inquiries should be directed to:

Hycroft Mining Holding Corporation

P.O. Box 3030

Winnemucca, Nevada 89446

(775) 304-0260

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except in the case of the SEC registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities registered hereby, other than underwriting discounts and commission, if any, incurred in connection with the sale of the offered securities. All such amounts will be borne by Hycroft Mining Holding Corporation, a Delaware corporation.

	AMOUNT
SEC Registration Fee	$69,050
FINRA Filing Fees		(1)
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Trustees’ Fees and Expenses		(1)
Warrant Agent Fees and Expenses		(1)
Printing Expenses		(1)
Miscellaneous Expenses		(1)
Total		(1)

(1)	These fees will be determined based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Section 145 of the DGCL, as amended, authorizes us to indemnify any director or officer under certain prescribed circumstances and subject to certain limitations against certain costs and expenses, including attorney’s fees actually and reasonably incurred in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative, to which a person is a party by reason of being one of our directors or officers if it is determined that such person acted in accordance with the applicable standard of conduct set forth in such statutory provisions. The Company’s Second Amended and Restated Certificate of Incorporation provides that its officers and directors will be indemnified by the Company to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the Second Amended and Restated Certificate of Incorporation provides that the Company’s directors will not be personally liable for monetary damages to the Company or its stockholders for breaches of their fiduciary duty as directors, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL.

The Company has entered into agreements with its officers and directors to provide contractual indemnification in addition to the indemnification provided for in the charter. The Company’s Amended and Restated Bylaws also permit the Company to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. The Company has purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures the Company against its obligations to indemnify our officers and directors.

These provisions may discourage stockholders from bringing a lawsuit against the Company’s directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

The Company believes that these provisions, the directors’ and officers’ liability insurance and the indemnity agreements are necessary to attract and retain talented and experienced officers and directors.

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Item 16. Exhibits.

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

EXHIBIT INDEX

(a)	Exhibits

(b)

Exhibit Number	Exhibit Description
1.1*	Form of Underwriting Agreement

2.1	Purchase Agreement, dated as of January 13, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (incorporated by reference to Exhibit 2.1. to the registrant’s Current Report on Form 8-K, filed with the SEC on January 14, 2020).

2.2	Amendment to Purchase Agreement, dated as of February 26, 2020, by and among Mudrick Capital Acquisition Corporation, MUDS Acquisition Sub, Inc. and Hycroft Mining Corporation (incorporated by reference to Annex A-1 to the joint proxy statement/prospectus on Form S-4 (File No. 333-236460) of the registrant filed with the SEC on April 7, 2020).

3.1	Second Amended and Restated Certificate of Incorporation of Hycroft Mining Holding Corporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K, filed with the SEC on June 4, 2020).

3.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of Hycroft Mining Holding Corporation dated April 22, 2022 (incorporated by reference to Exhibit 3.2 to the registrant’s registration statement on Form S-8 (File No. 333-265434) filed with the SEC on June 6, 2022).

3.3	Amended and Restated Bylaws of Hycroft Mining Holding Corporation (f/k/a Mudrick Capital Acquisition Corporation) (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 4, 2020).

3.4	Certificate of Amendment filed with the Delaware Secretary of State on November 9, 2023 (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed by the Company on November 9, 2023).

4.1	Warrant Agreement dated March 14, 2022 between Hycroft Mining Holding Corporation and American Multi-Cinema, Inc. (incorporated by reference to Exhibit 10.5 to the registrant’s Current Report on Form 8-K, filed with the SEC on March 15, 2022).

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4.2	Warrant Agreement dated March 14, 2022 between Hycroft Mining Holding Corporation and 2176423 Ontario Limited (incorporated by reference to Exhibit 4.6 to the registrant’s Annual Report on Form 10-K, filed with the SEC on March 31, 2022).

4.3	Description of Securities (incorporated by reference to Exhibit 4.9 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 5, 2025)

4.4	Form of Senior Indenture (incorporated by reference to Exhibit 4.11 to the registrant’s Registration Statement on Form S-3 (File No. 333-279292) filed by the Company on May 10, 2024).

4.5	Form of Subordinated Indenture (incorporated by reference to Exhibit 4.13 to the registrant’s Registration Statement on Form S-3 (File No. 333-279292) filed by the Company on May 10, 2024).

4.6	Warrant Agency Agreement dated June 13, 2025, by and between Hycroft Mining Holding Corporation and Continental Stock Transfer and Trust Company (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 13, 2025).

4.7	Form of Warrant dated June 12, 2025 (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on June 13, 2025).

4.8	Form of Warrant dated September 2, 2025 (incorporated by reference to the registrant’s Current Report on Form 8-K filed with the SEC on September 3, 2025).

4.11	Form of Senior Indenture

4.12*	Form of Senior Note

4.13	Form of Subordinated Indenture

4.14*	Form of Subordinated Note

4.15*	Form of Warrant Agreement

4.16*	Form of Rights Agent Agreement

4.17*	Form of Rights Certificate

4.18*	Certificate of Designation for Preferred Stock

4.20*	Form of Preferred Stock Certificate

4.21*	Form of Depositary Agreement

4.22*	Form of Depositary Receipt

4.23*	Form of Stock Purchase Unit Agreement

4.24*	Form of Unit Agreement

5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC

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10.1†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.6 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 4, 2020).

10.2	Subscription Agreement, dated March 14, 2022, between Hycroft Mining Holding Corporation and American Multi-Cinema, Inc. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K, filed with the SEC on March 15, 2022).

10.3	Subscription Agreement, dated March 14, 2022, between Hycroft Mining Holding Corporation and 2176423 Ontario Limited (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K, filed with the SEC on March 15, 2022).

10.4†	HYMC 2020 Performance and Incentive Pay Plan (incorporated by reference to Exhibit 10.7 to the registrant’s Current Report on Form 8-K, filed with the SEC on June 4, 2020).

10.5†	Employment Agreement, dated August 31, 2020, between Diane R. Garrett and Hycroft Mining Holding Corporation (incorporated by reference to Exhibit 10.1 to registrant’s Current Report on Form 8-K, filed with the SEC on August 31, 2020).

10.6†	Restricted Stock Unit Agreement (Time-Vesting), dated August 31, 2020, between Diane R. Garrett and Hycroft Mining Holding Corporation (incorporated by reference to Exhibit 10.2 to registrant’s Current Report on Form 8-K, filed with the SEC on August 31, 2020).

10.7†	Employment Agreement, dated October 20, 2020, between Stanton Rideout and Hycroft Mining Holding Corporation (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K, filed with the SEC on October 21, 2020).

10.8†	Restricted Stock Unit Agreement (Time-Vesting), dated October 20, 2020, between Stanton Rideout and Hycroft Mining Holding Corporation (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K, filed with the SEC on October 21, 2020).

10.9	First Amendment to Subscription Agreement dated as of April 8, 2022, between Hycroft Mining Holding Corporation and American Multi-Cinema, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on April 11, 2022).

10.10	First Amendment to Warrant Agreement dated as of April 8, 2022, between Hycroft Mining Holding Corporation and American Multi-Cinema, Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on April 11, 2022).

10.11	First Amendment to Warrant Agreement dated as of April 8, 2022, between Hycroft Mining Holding Corporation and 2176423 Ontario Limited (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on April 11, 2022).

10.12†	First Amendment to the HYMC 2020 Performance and Incentive Pay Plan (incorporated by reference to Exhibit 4.2 to the registrant’s registration statement on Form S-8 (File No. 333-265434) filed with the SEC on June 6, 2022).

10.13†	Employment Agreement, dated as of April 10, 2024, by and between the registrant and Diane R. Garrett (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on April 12, 2024).

10.14†	Employment Agreement, dated as of April 10, 2024, by and between the registrant and Stanton K. Rideout (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company on April 12, 2024).

10.15	At Market Issuance Sales Agreement, dated May 9, 2024, by and between B. Riley Securities, Inc. and the registrant (incorporated by reference to Exhibit 10.39 to the Company’s Registration Statement on Form S-3 (File No. 333-279292) filed by the Company on May 10, 2024).

10.16†	Employment Agreement, dated as of May 29, 2024, by and between the registrant and Rebecca A. Jennings (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed by the Company on May 30, 2024).

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10.17†	Employment Agreement, dated as of May 28, 2024, by and between the registrant and David B. Thomas (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed by the Company on May 30, 2024).

10.18†	Amended and Restated HYMC 2020 Performance and Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-280193) filed by the Company on June 14, 2024.

10.19	Form of Securities Purchase Agreement, dated September 2, 2025 (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 3, 2025).

10.20	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on September 3, 2025).

10.21†	Hycroft Mining Holding Corporation 2025 Performance and Incentive Pay Plan (incorporated by reference to Annex A to the proxy statement on DEF14A, filed with the SEC on December 19, 2025).

19.1	Hycroft Mining Holding Corporation Insider Trading Policy (incorporated by reference to Exhibit 19.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 5, 2025).

23.1	Consent of independent registered public accounting firm - Baker Tilly US, LLP.

23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.1).

23.3	Consent of third-party qualified person – Ausenco Engineering USA South Inc.

23.4	Consent of third-party qualified person – Independent Mining Consultants, Inc.

23.5	Consent of third-party qualified person – WestLand Engineering & Environmental Services, Inc.

24.1	Power of Attorney (included on the signature page of this Registration Statement on Form S-3).

25.1**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Senior Indenture

25.2**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of Trustee under the Subordinated Indenture

96.1	Hycroft Property Initial Assessment Technical Report Summary Humboldt and Pershing Counties, Nevada, with an effective date of March 27, 2023 (incorporated by reference to Exhibit 99.1 to the registrant’s Current Report on Form 8-K filed with the SEC on March 28, 2023).

97.1	Compensation Recovery Policy dated November 17, 2023 (incorporated by reference to Exhibit 97.1 to the registrant’s Annual Report on Form 10-K filed with the SEC on March 5, 2025).

107	Filing Fees Exhibit

†	Management contract, compensation plan or arrangement.
*	To be filed by amendment to this registration statement or as an exhibit to a report filed pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act.
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, and the appropriate rules and regulations thereunder.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

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(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (“Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(j) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Act.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winnemucca, Nevada on December 29, 2025.

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane R. Garrett
Diane R. Garrett, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned persons whose signature appears below constitutes and appoints Diane R. Garrett and Stanton Rideout, and each of them, with power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to execute any or all amendments including any post-effective amendments and supplements to this Registration Statement, and any additional Registration Statement filed pursuant to Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	date

/s/ Diane R. Garrett	President, Chief Executive Officer and Director	December 29, 2025
Diane R. Garrett, Ph.D.	(Principal Executive Officer)

/s/ Stanton K. Rideout	Executive Vice President and Chief Financial Officer	December 29, 2025
Stanton K. Rideout	(Principal Financial and Accounting Officer)

/s/ Stephen A. Lang	Chairman of the Board of Directors	December 29, 2025
Stephen A. Lang

/s/ Michael Harrison	Director	December 29, 2025
Michael Harrison

/s/ David C. Naccarati	Director	December 29, 2025
David C. Naccarati

/s/ Thomas S. Weng	Director	December 29, 2025
Thomas S. Weng

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EXHIBIT INDEX

Exhibit Number	Description

4.11	Form of Senior Indenture

4.13	Form of Subordinated Indenture

5.1	Opinion of Anthony, Linder & Cacomanolis, PLLC

23.1	Consent of independent registered public accounting firm - Baker Tilly US, LLP.

23.2	Consent of Anthony, Linder & Cacomanolis, PLLC (incorporated in Exhibit 5.1).

23.3	Consent of third-party qualified person – Ausenco Engineering USA South Inc.

23.4	Consent of third-party qualified person – Independent Mining Consultants, Inc.

23.5	Consent of third-party qualified person – WestLand Engineering & Environmental Services, Inc.

107	Filing Fees Exhibit

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